[FACE OF CERTIFICATE]

CH.W

VOID AFTER 5:00 P.M., NEW YORK TIME, ON FEBRUARY 15, 2011, OR UPON EARLIER REDEMPTION EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANTAGENTAS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase Common Stock, par value $.0001

As described herein.

WARRANTS

CUSIP 18145M 11 7

CLARK HOLDINGS INC.

This Certifies that,

or registered assigns is the registered holder of

warrants

to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Clark Holdings Inc., a Delaware corporation (the “Company”), one share of the Company’s Common Stock (each, a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $6.00 per whole Share initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant expires at 5:00 P.M., New York time, on February 15, 2011 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day (the “Exercise Date”) prior to the Expiration Date to The Bank of New York (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its stock transfer division at 101 Barclay Street (11E), New York, NY 10286, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse of hereof and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, (the “Warrant Agreement”), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 121 New York Avenue, Trenton, New Jersey 08638.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants (the “Right of Redemption”) upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $11.50 per Share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, further, that such date shall occur prior to the expiration of the Exercise Period; provided, further, that the Warrants issued pursuant to the Initial Stockholder Warrant Purchase Agreement, (the “Initial Stockholder Warrant Purchase Agreement”), by and among the Company and the initial stockholders thereof, shall not be subject to the Company’s Right of Redemption pursuant to the terms of the Initial Stockholder Warrant Purchase Agreement. The Warrants may be exercised in accordance with the terms of this Agreement at any time after a Redemption Notice shall have been given by the Company pursuant to the Warrant Agreement; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 2.04 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any. The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated

COUNTERSIGNED:

THE BANK OF NEW YORK

AS WARRANT AGENT

BY:

AUTHORIZED OFFICER

[SEAL]

CLARK HOLDINGS INC.

[SIGNATURE]
CHIEF EXECUTIVE OFFICER AND PRESIDENT

[SIGNATURE]
SECRETARY

[REVERSE OF CERTIFICATE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at such an account number as the Warrant Agent may designate from time to time, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on _____________, ____ (the “Exercise Date”), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, _______ of the shares of Common Stock (each, a “Share”) of Clark Holdings Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o The Bank of New York, 101 Barclay Street (11E), New York, NY 10286, in the amount of $___________ in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ________________________________

(Insert Social Security or Other Identifying Number of Holder)

Signature ________________________________

Name ________________________________

(Please Print)

Address ________________________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at: ________________________________

By mail at: ________________________________

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/orWarrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

_____________________________________________________________________

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

_____________________________________________________________________

Dated: _______________________________________________________________

SIGNATURE GUARANTEE

Name of Firm ________________________________________________________

Address ____________________________________________________________

Area Code and Number ________________________________________________

Authorized Signature __________________________________________________

Name ______________________________________________________________

Title ________________________________________________________________

Dated _________________________________

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)_______________________________________________________________

(City and State)________________________________________________(Zip Code)_________

Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:

(Street Address)_______________________________________________________________

(City and State)________________________________________________(Zip Code)_________

Signature ___________________________________________________________

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, _______________________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)

(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________________________________________________________________________________________________________________

__________________________________________________________________________________________________________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated: ________________________________

SIGNATURE GUARANTEE

Name of Firm ________________________________________________________

Address ____________________________________________________________

Area Code and Number ________________________________________________

Authorized Signature __________________________________________________

Name ______________________________________________________________

Title ________________________________________________________________

Dated _________________________________

Signature ____________________________________________________________

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).